Exhibit 99.1

EXECUTION COPY

LIMELIGHT NETWORKS, INC.

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (the “Agreement”) is entered into as of December 21, 2009 (the “Effective Date”), by and between Limelight Networks, Inc. (the “Company”) and John Vincent (“Employee”). Company and Employee may be collectively referred to herein as the “Parties.”

1. Duties and Scope of Employment.

(a) Positions and Duties. Effective upon the Closing Date (as that term is defined in the Agreement and Plan of Merger dated December 21, 2009) of the acquisition of EyeWonder, Inc. (“EyeWonder”) by the Company (the “Effective Date”), the Company shall employ Employee as Chief Executive Officer, EyeWonder, a Limelight Networks Company, reporting to the Company’s Chief Executive Officer (“CEO”). Employee will render such business and professional services as are consistent with Employee’s position and as shall be reasonably assigned to him.

(b) Obligations. As Chief Executive Officer, EyeWonder, a Limelight Networks Company, Employee agrees to devote his full business efforts and time to performing the duties of Chief Executive Officer, EyeWonder, a Limelight Networks Company, which shall include the normal duties, responsibilities, functions and authority of an employee in such position, and will render such additional business and professional services in the performance of Employee’s duties, consistent with Employee’s position within the Company, as will reasonably be assigned to Employee by the CEO. Employee will use good faith efforts to discharge his obligations under this Agreement to the best of his ability and in accordance with each of the Company’s policies and procedures, including without limitation, the Company’s code of conduct, conflict of interest policies and such other policies and procedures as the Company may adopt from time to time. Employee agrees not to actively engage in any other employment, occupation, or consulting activity for any direct or indirect remuneration without the prior approval of the CEO (which approval will not be unreasonably withheld); provided, however, that Employee may, without the approval of the CEO, (i) serve in any capacity with any civic, educational, professional, industry or charitable organization and (ii) make minority investments in and serve in a non-executive capacity on the boards of other companies so long as in each such case (a) Employee does not make minority investments in or serve on any board that the Company reasonably considers to be a competitor and (b) any such activities do not conflict with or unreasonably interfere with Employee’s obligations to the Company.

2. At-Will Employment. Employee’s employment with the Company is for an unspecified duration and constitutes “at-will” employment. The Parties acknowledge that this employment relationship may be terminated at any time, upon written notice to the other party, with or without good cause or for any or no cause, at the option either of the Company or Employee. However, as described in this Agreement, Employee may be entitled to severance benefits depending upon the circumstances of Employee’s termination of employment.

3. Compensation.

(a) Base Salary. Commencing with the Effective Date, the Company will pay Employee an annual salary of $250,000 as compensation for Employee’s services (such annual salary, as is then effective, to be referred to herein as “Base Salary”). Employee’s Base Salary for 2010 will remain consistent with past practices and beginning in 2011 will be subject to annual review (subject to the provisions of Section 10(d)(ii) of this Agreement). The Base Salary will be paid periodically in accordance with the Company’s normal payroll practices and will be subject to the usual, required withholdings.

(b) Annual Incentive. Employee will be eligible to receive annual cash incentives payable for the achievement of Company, business unit or individual performance goals as established or approved by the Board of Directors of the Company (the “Board”) or by the Compensation Committee of the Board (the “Committee”). The acquisition of EyeWonder will not affect bonus eligibility requirements or performance targets currently approved and adopted by EyeWonder for 2009. Employee will also be eligible to participate in any bonus program applicable to Employee’s position that is approved or adopted by the Board of Directors of the EyeWonder business unit and ratified by the Company for the year 2010, but for 2011 the CEO will recommend to the Company’s Compensation Committee that Employee’s bonus target for 2011 be not less than $150,000. For subsequent calendar years, Employee’s target annual incentive (“Target Annual Incentive”) will be determined by the Committee. The actual earned annual cash incentive, if any, payable to Employee for any performance period will depend upon the extent to which applicable performance goal(s) specified by the Committee are achieved. Any annual cash incentives earned pursuant to this Section 3(b) will be paid to Employee as soon as reasonably practicable following the date on which such annual cash incentives are earned, but in no event will be paid later than March 15 of the year following the year in which such annual cash incentives are earned.

(c) Equity Award.

(i) Employee will receive a grant of 750,000 restricted stock units (the “RSUs”) covering shares of the Company’s common stock. The RSUs will be granted pursuant to the Company’s 2007 Equity Incentive Plan (the “Plan”) and an equity agreement between Employee and the Company and will be scheduled to vest in equal quarterly installments over a period of four (4) years commencing on the Closing Date, subject to Employee’s continued service to the Company through each vesting date. In addition, Employee may from time to time be issued stock options or other equity awards under the Plan or successor plan(s). Such equity awards, together with the RSUs are referred to in this Agreement as the Equity Awards. Except as provided in this Agreement, the Equity Awards will be subject to the Company’s standard terms and conditions for Equity Awards granted under the Plan or such predecessor or successor plan under which such Equity Award was or may be issued.

(ii) Acceleration upon Change of Control. In the event of a Change of Control, 50% of Employee’s then outstanding unvested Equity Awards will immediately vest.

4. Employee Benefits.

(a) Generally. Employee will be eligible to participate in accordance with the terms of all Company employee benefit plans, policies and arrangements that are applicable to other officers of the Company, as such plans, policies and arrangements may exist from time to time.

(b) Vacation. Employee will be entitled to receive paid annual vacation in accordance with Company policy for other officers, but with vacation accrual of not less than four (4) weeks per year.

5. Expenses. The Company will reimburse Employee for reasonable travel, entertainment and other expenses, and for professional association fees and continuing education expenses, incurred by Employee in the furtherance of the performance of Employee’s duties hereunder. All reimbursements to Employee by the Company pursuant to this Section 5 shall be in accordance with the Company’s expense reimbursement policy as in effect from time to time.

6. Termination of Employment. In the event Employee’s employment with the Company terminates for any reason, Employee will be entitled to any (a) unpaid Base Salary accrued up to the effective date of termination; (b) unpaid, but earned and accrued annual incentive for any completed fiscal year as of his termination of employment; (c) pay for accrued but unused vacation; (d) benefits or compensation as provided under the terms of any employee benefit and compensation agreements or plans applicable to Employee; (e) unreimbursed business expenses required to be reimbursed to Employee; and (f) rights to indemnification Employee may have under the Company’s Certificate of Incorporation, Bylaws, this Agreement, and/or separate indemnification agreement, as applicable. In the event Employee’s employment with the Company terminates for any reason (other than Cause), Employee will be entitled to exercise any outstanding vested stock options for a period of three months following the later of such termination of employment or the date upon which Employee ceases to provide any other services to the Company or any of its affiliates, whether as a director, independent contractor or otherwise, but in no event later than the applicable scheduled expiration date of such award (in the absence of any termination of employment) as set forth in the award agreement. For purposes of clarity, the term “expiration date” shall be the scheduled expiration of the option agreement and not the period that Employee shall be entitled to exercise such option. In addition, if the termination is by the Company without Cause, due to Employee’s Disability or Employee resigns for Good Reason, Employee will be entitled to the amounts and benefits specified in Section 7.

7. Severance.

(a) Termination Without Cause other than in Connection with a Change of Control. If Employee’s employment is terminated by the Company without Cause and such termination is not in Connection with a Change of Control, then, subject to Section 8, Employee will receive: (i) a lump sum cash payment equal to 90 days of his Base Salary (subject to applicable tax withholdings) (the “Severance Payment”); (ii) 25% of the actual earned cash incentive, if any, payable to Employee for the current year, pro-rated to the date of termination, with such pro-rated amount to be calculated by multiplying the current year’s Target Annual Incentive by a fraction with a numerator equal to the number of days inclusive between the start of the current calendar year and the date of termination and a denominator equal to 365, such amounts to be paid at the same time as similar bonus payments are made to the Company’s other Employee officers, and (iii) reimbursement for premiums paid for continued health benefits for Employee (and any eligible dependents) under the Company’s health plans until the earlier of (A) ninety (90) days, payable when such premiums are due (provided Employee validly elects to continue coverage under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”)), or (B) the date upon which Employee and Employee’s eligible dependents become covered under similar plans. For purposes of clarity, the Committee shall determine, in good faith, the extent to which any cash incentive has been earned by Employee.

(b) Termination due to Disability. If Employee’s employment is terminated by the Company due to Employee’s Disability, then, subject to Section 8, Employee will receive the Severance Payment.

(c) Termination Without Cause or Resignation for Good Reason in Connection with a Change of Control. If Employee’s employment is terminated by the Company without Cause or by Employee for Good Reason, and the termination is in Connection with a Change of Control, then, subject to Section 8, Employee will receive: (i) the Severance Payment; (ii) a lump sum cash payment equal to 25% of Employee’s Target Annual Incentive for the year in which termination occurs (subject to applicable tax withholding); (iii) the vesting of 100% of Employee’s then outstanding Equity Awards, and (iv) reimbursement for premiums paid for continued health benefits for Employee (and any eligible dependents) under the Company’s health plans until the earlier of (A) ninety (90) days, payable when such premiums are due (provided Employee validly elects to continue coverage under COBRA), or (B) the date upon which Employee and Employee’s eligible dependents become covered under similar plans.

8. Conditions to Receipt of Severance/Acceleration.

(a) Separation Agreement and Release of Claims. The receipt of the Severance Payment or other benefits pursuant to Section 7 will be subject to: (1) Employee’s signing, not revoking, and complying in all respects with an agreement satisfactory to the Company in which Employee generally and unilaterally releases the Company, its affiliates and agents, and their respective successors and assigns, from all known and unknown claims, including a provision prohibiting disparagement of the Company, its successors and assigns, and their respective officers and employees (the “Separation Agreement”) and (2) the Separation Agreement’s becoming effective and irrevocable not later than sixty (60) days following Employee’s termination date (such deadline, the “Release Deadline”). No severance or other benefits pursuant to Section 7 will be paid or provided until the Separation Agreement becomes effective. If the Separation Agreement does not become effective by the Release Deadline, Employee will forfeit any rights to severance or benefits under this Agreement. Any severance payments or benefits under this Agreement that would be considered Deferred Compensation Severance Benefits (as defined in Section 32), will be paid on the earlier of the third business day after the date the Separation Agreement becomes effective and irrevocable or on the sixty-first (61st) day following your termination of employment, or, if later, such time as required by Section 32.

(b) Continuing Obligations Under This Agreement. The receipt of any severance or other benefits pursuant to Section 7 shall also be subject to Employee’s fully performing and honoring all of his continuing obligations under this Agreement.

(c) Non-Competition/Non-Solicitation. The receipt of any severance or other benefits pursuant to Sections 3 and 7 shall also be subject to Employee’s honoring each of the covenants contained in the Non-Competition Agreement between Employee and the Company dated December 21, 2009.

(d) No Duty to Mitigate. Employee will not be required to mitigate the amount of any severance payment contemplated by this Agreement, nor will any earnings that Employee may receive from any other source reduce any such severance payment.

9. Excise Tax. In the event that the benefits provided for in this Agreement constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”) and will be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then Employee’s severance benefits payable under the terms of this Agreement will be either (a) delivered in full, or (b) delivered as to such lesser extent which would result in no portion of such severance benefits being subject to the Excise Tax, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the Excise Tax, results in the receipt by Employee on an after-tax basis, of the greatest amount of severance benefits. Any reduction in payments and/or benefits required by this Section 9 will occur in the following order: (1) reduction of cash payments; (2) reduction of vesting acceleration of equity awards; and (3) reduction of other benefits paid or provided to Employee. In the event that acceleration of vesting of equity awards is to be reduced, such acceleration of vesting will be cancelled in the reverse order of the date of grant for Employee’s equity awards. If two (2) or more equity awards are granted on the same date, each award will be reduced on a pro-rata basis.

10. Definitions.

(a) Cause. For purposes of this Agreement, “Cause” will mean:

(i) Acts or omissions constituting gross negligence, recklessness or willful misconduct on the part of Employee with respect to Employee’s obligations under this Agreement or otherwise relating to the business of Company;

(ii) Repeated or habitual neglect of Employee’s duties or responsibilities or failure or refusal to carry out the legitimate assignments given Employee by his supervisor, CEO or the Board;

(iii) Any act of personal dishonesty taken by Employee in connection with his responsibilities as an employee of the Company with the intention or reasonable expectation that such action may result in the substantial personal enrichment of Employee;

(iv) Employee’s conviction of, or plea of guilty or nolo contendre to, a felony that the Board reasonably believes has had or will have a material detrimental effect on the Company’s reputation or business;

(v) A breach of any fiduciary duty owed to the Company by Employee that has a material detrimental effect on the Company’s reputation or business;

(vi) Employee being found liable in any Securities and Exchange Commission or other civil or criminal securities law action or entering any cease and desist order with respect to such action (regardless of whether or not Employee admits or denies liability);

(vii) Employee (A) obstructing or impeding; (B) endeavoring to obstruct, impede or improperly influence, or (C) failing to materially cooperate with, any investigation authorized by the Board or any governmental or self-regulatory entity (an “Investigation”). However, Employee’s failure to waive attorney-client privilege relating to communications with Employee’s own attorney in connection with an Investigation will not constitute “Cause”; or

(viii) Employee’s disqualification or bar by any governmental or self-regulatory authority from serving in the capacity contemplated by this Agreement or Employee’s loss of any governmental or self-regulatory license that is reasonably necessary for Employee to perform his responsibilities to the Company under this Agreement, if (A) the disqualification, bar or loss continues for more than thirty (30) days, and (B) during that period the Company uses its good faith efforts to cause the disqualification or bar to be lifted or the license replaced. While any disqualification, bar or loss continues during Employee’s employment, Employee will serve in the capacity contemplated by this Agreement to whatever extent legally permissible and, if Employee’s employment is not permissible, Employee will be placed on leave (which will be paid to the extent legally permissible).

(b) Change of Control. For purposes of this Agreement, “Change of Control” will mean the occurrence of any of the following events:

(i) The consummation by the Company of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation;

(ii) The approval by the stockholders of the Company, or if stockholder approval is not required, approval by the Board, of a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets; or

(iii) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than Goldman Sachs & Co and its related funds and entities, becoming the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company’s then outstanding voting securities.

(c) Disability. For purposes of this Agreement, “Disability” will mean Employee’s absence from his responsibilities with the Company on a full-time basis for 120 calendar days in any consecutive twelve (12) month period as a result of Employee’s mental or physical illness or injury coupled with a medical determination that such mental or physical illness or injury renders Employee unable to continue to perform the duties of his position with the Company.

(d) Good Reason. For purposes of this Agreement, “Good Reason” means the occurrence of any of the following without Employee’s express written consent and following the expiration of any cure period (as discussed below):

(i) A material reduction of Employee’s duties, authority, or responsibilities, relative to Employee’s duties, authority, or responsibilities in effect immediately prior to such reduction, provided that a change of title that does not also involve a significant reduction of Employee’s duties, position, or responsibilities will not constitute “Good Reason”;

(ii) A material reduction in Employee’s Base Salary or Target Annual Incentive as in effect immediately prior to such reduction. Notwithstanding the foregoing, a onetime reduction that also is applied to substantially all other Employee officers of the Company and which one-time reduction reduces the Base Salary or Target Annual Incentive by a percentage reduction of 10% or less in the aggregate will not constitute “Good Reason”;

(iii) A material change in geographic location at which Employee must perform services (that is, the relocation of Employee to a facility or location more than thirty-five (35) miles from Atlanta, Georgia);

(iv) Any material breach by the Company of any material contractual obligation owed Employee pursuant to this Agreement (including, without limitation, the failure of the Company to obtain the assumption of this Agreement by a successor).

Employee will not resign for Good Reason without first providing the Company with written notice within ninety (90) days of the event that Employee believes constitutes “Good Reason” specifically identifying the acts or omissions constituting the grounds for Good Reason and a reasonable cure period of not less than thirty (30) days.

(e) In Connection with a Change of Control. For purposes of this Agreement, a termination of Employee’s employment with the Company is “in Connection with a Change of Control” if Employee’s employment is terminated within three (3) months prior to the execution of an agreement that results in a Change of Control or twelve (12) months following a Change of Control.

11. Indemnification. Subject to applicable law, Employee will be provided indemnification to the maximum extent permitted by the Company’s Certificate of Incorporation or Bylaws, including, if applicable, any directors and officers insurance policies, with such indemnification to be on terms determined by the Board or any of its committees, but on terms no less favorable than provided to other Company executive officers or directors and subject to the terms of any separate written indemnification agreement.

12. Confidential Information.

(a) Company Information. Employee agrees at all times during his employment with the Company and thereafter, to hold in the strictest confidence, and not to use, except for the benefit of the Company, or to disclose to any person, firm or corporation without written authorization of the President or the Board of Directors of the Company, any Company Confidential Information. Employee understands that his unauthorized use or disclosure of Company Confidential Information during his employment will lead to disciplinary action, up to and including immediate termination and legal action by the Company. Employee understands that “Company Confidential Information” means any non-public information that relates to the actual or anticipated business, research or development of the Company, or to the Company’s technical data, trade secrets or know-how, including, but not limited to, research, product plans or other information regarding the Company’s products or services and markets therefor, customer lists and customers (including, but not limited to, customers of the Company on which Employee called or with which Employee may become acquainted during the term of his employment), software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances and other business information; provided, however Company Confidential Information does not include any of the foregoing items to the extent the same have become publicly known and made generally available through no wrongful act of Employee’s or of others.

(b) Former Employer Information. Employee agrees that during his employment with the Company, Employee will not improperly use, disclose, or induce the Company to use any proprietary information or trade secrets of any former or concurrent employer or other person or entity. Employee further agrees that Employee will not bring onto the premises of the Company or transfer onto the Company’s technology systems any unpublished document, proprietary information or trade secrets belonging to any such employer, person or entity unless consented to in writing by both Company and such employer, person or entity.

(c) Third Party Information. Employee recognizes that the Company may have received and in the future may receive from third parties associated with the Company, e.g., the Company’s customers, suppliers, licensors, licensees, partners, or collaborators (“Associated Third Parties”) their confidential or proprietary information (“Associated Third Party Confidential Information”). By way of example, Associated Third Party Confidential Information may include the habits or practices of Associated Third Parties, the technology of Associated Third Parties, requirements of Associated Third Parties, and information related to the business conducted between the Company and such Associated Third Parties. Employee agrees at all times during his employment with the Company and thereafter, to hold in the strictest confidence, and not to use or to disclose to any person, firm or corporation any Associated Third Party Confidential Information, except as necessary in carrying out Employee’s work for the Company consistent with the Company’s agreement with such Associated Third Parties. Employee understands that his unauthorized use or disclosure of Associated Third Party Confidential Information during his employment will lead to disciplinary action, up to and including immediate termination and legal action by the Company.

13. Inventions.

(a) Inventions Retained and Licensed. Employee has attached hereto as Exhibit A, a list describing all inventions, discoveries, original works of authorship, developments, improvements, and trade secrets, which were conceived in whole or in part by Employee prior to his employment with the Company to which Employee has any right, title or interest, and which relate to the Company’s proposed business, products, or research and development (“Prior Inventions”); or, if no such list is attached, Employee represents and warrants that there are no such Prior Inventions. Furthermore, Employee represents and warrants that the inclusion of any Prior Inventions from Exhibit A of this Agreement will not materially affect his ability to perform all obligations under this Agreement. If, in the course of his employment with the Company, Employee incorporates into or uses in connection with any product, process, service, technology or other work by or on behalf of Company any Prior Invention, Employee hereby grants to the Company a nonexclusive, royalty-free, fully paid-up, irrevocable, perpetual, worldwide license, with the right to grant and authorize sublicenses, to make, have made, modify, use, import, offer for sale, and sell such Prior Invention as part of or in connection with such product, process, service, technology or other work and to practice any method related thereto.

(b) Assignment of Inventions. Employee agrees that he will promptly make full written disclosure to the Company, will hold in trust for the sole right and benefit of the Company, and hereby assign to the Company, or its designee, all his right, title, and interest in and to any and all inventions, original works of authorship, developments, concepts, improvements, designs, discoveries, ideas, trademarks or trade secrets, whether or not patentable or registrable under patent, copyright or similar laws, which Employee may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, during the period of time Employee is in the employ of the Company (including during his off-duty hours), or with the use of Company’s equipment, supplies, facilities, or Company Confidential Information, except as provided in Section 13.E below (collectively referred to as “Inventions”). Employee further acknowledges that all original works of authorship which are made by Employee (solely or jointly with others) within the scope of and during the period of his employment with the Company and which are protectable by copyright are “works made for hire,” as that term is defined in the United States Copyright Act. Employee understands and agrees that the decision whether or not to commercialize or market any Inventions is within the Company’s sole discretion and for the Company’s sole benefit and that no royalty or other consideration will be due to Employee as a result of the Company’s efforts to commercialize or market any such Inventions.

(c) Maintenance of Records. Employee agrees to keep and maintain adequate, current, accurate, and authentic written records of all Inventions made by Employee (solely or jointly with others) during the term of Employee’s employment with the Company. The records will be in the form of notes, sketches, drawings, electronic files, reports, or any other format that may be specified by the Company. The records are and will be available to and remain the sole property of the Company at all times.

(d) Patent and Copyright Registrations. Employee agrees to assist the Company, or its designee, at the Company’s expense, in every proper way to secure the Company’s rights in the Inventions and any rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments which the Company shall deem proper or necessary in order to apply for, register, obtain, maintain, defend, and enforce such rights and in order to assign and convey to the Company, its successors, assigns, and nominees the sole and exclusive rights, title and interest in and to such Inventions and any rights relating thereto, and testifying in a suit or other proceeding relating to such Inventions and any rights relating thereto. Employee further agrees that his obligation to execute or cause to be executed, when it is in his power to do so, any such instrument or papers shall continue after the termination of this Agreement. If the Company is unable because of Employee’s mental or physical incapacity or for any other reason to secure Employee’s signature with respect to any Inventions including, without limitation, to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering such Inventions, then Employee hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as his agent and attorney in fact, to act for and in his behalf and stead to execute and file any papers, oaths and to do all other lawfully permitted acts with respect to such Inventions with the same legal force and effect as if executed by Employee.

(e) Exception to Assignments. Employee understands that the provisions of this Agreement requiring assignment of Inventions to the Company shall not apply to any invention that Employee has developed entirely on his own time without using the Company’s equipment, supplies, facilities, trade secret information or Confidential Information except for those inventions that either (i) relate at the time of conception or reduction to practice of the invention to the Company’s business, or actual or demonstrably anticipated research or development of the Company or (ii) result from any work that Employee performed for the Company. Employee will advise the Company promptly in writing of any inventions that Employee believes meet the foregoing criteria and are not otherwise disclosed on Exhibit A.

14. Conflicting Employment.

A. Current Obligations. Employee agrees that during the term of his employment with the Company, Employee will not engage in or undertake any other employment, occupation, consulting relationship or commitment that is directly related to the business in which the Company is now involved or becomes involved or has plans to become involved, nor will Employee engage in any other activities that conflict with his obligations to the Company.

B. Prior Relationships. Without limiting Section 13.A, Employee represents that Employee has no other agreements, relationships or commitments to any other person or entity that conflict with his obligations to the Company under this Agreement or his ability to become employed and perform the services for which Employee is being hired by the Company. Employee further agrees that if Employee has signed a confidentiality agreement or similar type of agreement with any former employer or other entity, Employee will comply with the terms of any such agreement to the extent that its terms are lawful under applicable law. Employee represents and warrants that after undertaking a careful search (including searches of his computers, cell phones, electronic devices and documents), Employee has returned all property and confidential information belonging to all prior employers. Moreover, in the event that the Company or any of its directors, officers, agents, employees, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor or successor corporations, or assigns is sued based on any obligation or agreement to which Employee is a party or is bound, Employee agrees to fully indemnify the Company, its directors, officers, agents, employees, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns for all verdicts, judgments, settlements, and other losses incurred by the Company (the indemnitee) in the event that it is the subject of any legal action resulting from any breach of Employee’s obligations under this Agreement, as well as any reasonable attorneys’ fees and costs if the plaintiff is the prevailing party in such an action.

15. Returning Company Documents. Upon separation from employment with the Company or on demand by the Company during his employment, Employee will immediately deliver to the Company, and will not keep in his possession, recreate or deliver to anyone else, any and all Company property, including, but not limited to, Company Confidential Information, Associated Third Party Confidential Information, as well as all devices and equipment belonging to the Company (including computers, handheld electronic devices, telephone equipment, and other electronic devices), Company credit cards, records, data, notes, notebooks, reports, files, proposals, lists, correspondence, specifications, drawings blueprints, sketches, materials, photographs, charts, all documents and property, and reproductions of any of the aforementioned items that were developed by Employee pursuant to his employment with the Company, obtained by him in connection with his employment with the Company, or otherwise belonging to the Company, its successors or assigns, including, without limitation, those records maintained pursuant to Section 13.C. Employee also consents to an exit interview to confirm his compliance with this Section 15.

16. Termination Certification. Upon separation from employment with the Company, Employee agrees to immediately sign and deliver to the Company the “Termination Certification” attached hereto as Exhibit B. Employee also agrees to keep the Company advised of his home and business address for a period of three (3) years after termination of his employment with the Company, so that the Company can contact him regarding his continuing obligations under this Agreement.

17. Notification of New Employer. In the event that Employee leaves the employ of the Company, Employee hereby grants consent to notification by the Company to his new employer about his obligations under this Agreement.

18. Conflict of Interest Guidelines. Employee agrees to diligently adhere all to policies of the Company including the Company’s insider trading policies and the Conflict of Interest Guidelines attached as Exhibit C hereto, which may be revised from time to time during his employment.

19. Representations. Employee agrees to execute any proper oath or verify any proper document required to carry out the terms of this Agreement. Employee represents that his performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by him in confidence or in trust prior to his employment by the Company. Employee hereby represents and warrants that Employee has not entered into, and Employee will not enter into, any oral or written agreement in conflict herewith.

20. Audit. Employee acknowledges that Employee has no reasonable expectation of privacy in any computer, technology system, email, handheld device, telephone, or documents that are used to conduct the business of the Company. As such, the Company has the right to audit and search all such items and systems, without further notice to Employee, to ensure that the Company is licensed to use the software on the Company’s devices in compliance with the Company’s software licensing policies, to ensure compliance with the Company’s policies, and for any other business-related purposes in the Company’s sole discretion. Employee understands that Employee is not permitted to add any unlicensed, unauthorized or non-compliant applications to the Company’s technology systems and that Employee shall refrain from copying unlicensed software onto the Company’s technology systems or using non-licensed software or web sites. Employee understands that it is his responsibility to comply with the Company’s policies governing use of the Company’s documents and the internet, email, telephone and technology systems to which Employee will have access in connection with his employment.

21. Assignment. This Agreement will be binding upon and inure to the benefit of (a) the heirs, executors and legal representatives of Employee upon Employee’s death, and (b) any successor of the Company. Any such successor of the Company will be deemed substituted for the Company under the terms of this Agreement for all purposes. For this purpose, “successor” means any person, firm, corporation, or other business entity which at any time, whether by purchase, merger, or otherwise, directly or indirectly acquires all or substantially all of the assets or business of the Company. None of the rights of Employee to receive any form of compensation payable pursuant to this Agreement may be assigned or transferred except by will or the laws of descent and distribution. Any other attempted assignment, transfer, conveyance, or other disposition of Employee’s right to compensation or other benefits will be null and void. This Section 21 will in no way prevent Employee from transferring any vested property he owns.

22. Notices. All notices, requests, demands and other communications called for hereunder will be in writing and will be deemed given (a) on the date of delivery if delivered personally; (b) one (1) day after being sent overnight by a well-established commercial overnight service, or (c) four (4) days after being mailed by registered or certified mail, return receipt requested, prepaid and addressed to the parties or their successors at the following addresses, or at such other addresses as the parties may later designate in writing:

If to the Company:

2220 W 14th Street

Tempe, Arizona 85281

Attn: Director of Human Resources

If to Employee:

at the last residential address known by the Company.

23. Severability. It is the agreement and desire of the Parties that the provisions of this Agreement be enforced to the fullest extent possible. Accordingly, should any provision hereof become or be declared by a court of competent jurisdiction to be illegal, unenforceable, or void, this Agreement will continue in full force and effect without said provision.

24. Arbitration. The parties agree that any and all disputes arising out of the terms of this Agreement, Employee’s employment by the Company, Employee’s service as an officer or director of the Company, or Employee’s compensation and benefits, their interpretation and any of the matters herein released, will be subject to binding arbitration. In the event of a dispute, the parties (or their legal representatives) will promptly confer to select a single Arbitrator mutually acceptable to both parties. If the parties cannot agree on an Arbitrator, then the moving party may file a Demand for Arbitration with the American Arbitration Association (“AAA”) in Phoenix, Arizona, who will be selected and appointed consistent with the AAA-Employment Dispute Resolution Rules. Any arbitration will be conducted in a manner consistent with AAA National Rules for the Resolution of Employment Disputes. The Parties further agree that the prevailing party in any arbitration will be entitled to injunctive relief in any court of competent jurisdiction to enforce the arbitration award. The parties hereby agree to waive their right to have any dispute between them resolved in a court of law by a judge or jury. This paragraph will not prevent either party from seeking injunctive relief (or any other provisional remedy) from any court having jurisdiction over the Parties and the subject matter of their dispute relating to Employee’s obligations under this Agreement and the Confidential Information Agreement.

25. Integration. This Agreement, together with the Non-Competition Agreement and any equity award agreements that describe Employee’s outstanding equity awards, represents the entire agreement and understanding between the parties as to the subject matter herein and supersedes all prior or contemporaneous agreements whether written or oral. All prior agreements, conditions, practices, customs, usages and obligations between the Company and Employee or between EyeWonder and Employee, including any agreements, commitments or promises that may have been made to you by EyeWonder or the Company, are completely superseded and revoked, insofar as any such prior agreement, condition, practice, custom, usage or obligation might have given rise to any enforceable right. No waiver, amendment, alteration, or modification of any of the provisions of this Agreement will be binding unless in a writing and signed by duly authorized representatives of the parties hereto. In entering into this Agreement, no party has relied on or made any representation, warranty, inducement, promise, or understanding that is not in this Agreement. To the extent that any provisions of this Agreement conflict with those of any other agreement to be signed upon Employee’s hire, the terms in this Agreement will prevail.

26. Waiver of Breach. The waiver of a breach of any term or provision of this Agreement, which must be in writing, will not operate as or be construed to be a waiver of any other previous or subsequent breach of this Agreement.

27. Survival. The rights and obligations of the parties to this Agreement will survive the termination of Employee’s employment with the Company.

28. Headings. All captions and Section headings used in this Agreement are for convenient reference only and do not form a part of this Agreement.

29. Tax Withholding. All payments made pursuant to this Agreement will be subject to withholding of applicable taxes.

30. Governing Law. This Agreement will be governed by the laws of the State of Arizona without giving effect to any choice of law rules or principles that may result in the application of the laws of any jurisdiction other than Arizona. To the extent that any lawsuit is permitted under this Agreement, Employee hereby expressly consents to the personal jurisdiction of the state and federal courts located in Arizona for any lawsuit filed against Employee by the Company. Subject to Section 24, each of the parties hereto: (1) irrevocably consents to the exclusive jurisdiction and venue of the state and federal courts located in Arizona, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, (2) agrees that process may be served upon them in any manner authorized by the laws of the state of Arizona for such persons, and (3) waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and venue in the state of Arizona and such process.

31. Acknowledgment. Employee acknowledges that he has had the opportunity to discuss this matter with and obtain advice from his private attorney, has had sufficient time to, and has carefully read and fully understands all the provisions of this Agreement, and is knowingly and voluntarily entering into this Agreement.

32. Code Section 409A.

(a) Notwithstanding anything to the contrary in this Agreement, no severance payable to Employee, if any, pursuant to this Agreement, when considered together with any other severance payments or separation benefits that are considered deferred compensation under Section 409A of the Code and the final regulations and any guidance promulgated thereunder (“Section 409A”) (together, the “Deferred Compensation Separation Benefits”) will be payable until Employee has a “separation from service” within the meaning of Section 409A.

(b) Notwithstanding anything to the contrary in this Agreement, if Employee is a “specified employee” within the meaning of Section 409A at the time of Employee’s termination (other than due to death), then the Deferred Compensation Separation Benefits that are payable within the first six (6) months following Employee’s separation from service, will become payable on the first payroll date that occurs on or after the date six (6) months and one (1) day following the date of Employee’s separation from service. All subsequent Deferred Compensation Separation Benefits, if any, will be payable in accordance with the payment schedule applicable to each payment or benefit. Notwithstanding anything herein to the contrary, if Employee dies following Employee’s separation from service but prior to the six (6) month anniversary of the separation, then any payments delayed in accordance with this paragraph will be payable in a lump sum as soon as administratively practicable after the date of Employee’s death and all other Deferred Compensation Separation Benefits will be payable in accordance with the payment schedule applicable to each payment or benefit. Each payment and benefit payable under this Agreement is intended to constitute separate payments for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations.

(c) Any amount paid under this Agreement that satisfies the requirements of the “short-term deferral” rule set forth in Section 1.409A-l(b)(4) of the Treasury Regulations will not constitute Deferred Compensation Separation Benefits for purposes of clause (a) above.

(d) Any amount paid under this Agreement that qualifies as a payment made as a result of an involuntary separation from service pursuant to Section 1.409A-1(b)(9)(iii) of the Treasury Regulations that do not exceed the Section 409A Limit will not constitute Deferred Compensation Separation Benefits for purposes of clause (i) above. For purposes of this Agreement, “Section 409A Limit” will mean the lesser of two (2) times: (i) Employee’s annualized compensation based upon the annual rate of pay paid to Employee during the Company’s taxable year preceding the Company’s taxable year of Employee’s termination of employment as determined under Treasury Regulation 1.409A-l(b)(9)(iii)(A)(1) and any Internal Revenue Service guidance issued with respect thereto; or (ii) the maximum amount that may be taken into account under a qualified plan pursuant to Section 401(a)(17) of the Code for the year in which Employee’s employment is terminated.

(e) The foregoing provisions are intended to comply with the requirements of Section 409A so that none of the severance payments and benefits to be provided hereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities herein will be interpreted to so comply. The Company and Employee agree to work together in good faith to consider amendments to this Agreement and to take such reasonable actions which are necessary, appropriate or desirable to avoid imposition of any additional tax or income recognition prior to actual payment to Employee under Section 409A.

33. Counterparts. This Agreement may be executed in counterparts, and each counterpart will have the same force and effect as an original and will constitute an effective, binding agreement on the part of each of the undersigned.

IN WITNESS WHEREOF, each of the Parties has executed this Agreement, in the case of the Company by a duly authorized officer, as of the day and year written below.

COMPANY: LIMELIGHT NETWORKS, INC.

/s/ Philip C. Maynard	Date: 12/21, 2009
Philip C. Maynard, SVP & CLO

EMPLOYEE:

/s/ John Vincent	Date: 12-19, 2009
John Vincent

Exhibit A

LIST OF PRIOR INVENTIONS

AND ORIGINAL WORKS OF AUTHORSHIP

Title	Date	Identifying Number or Brief Description

       No inventions or improvements

       Additional Sheets Attached

Signature of Employee: /s/ John Vincent
Print Name of Employee: John Vincent
Date: 12-19-09

EXECUTION COPY

Exhibit B

LIMELIGHT NETWORKS, INC.

TERMINATION CERTIFICATION

This is to certify that I do not have in my possession, nor have I failed to return, any devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items belonging to Limelight Networks, Inc., its subsidiaries, affiliates, successors or assigns (together, the “Company”).

I further certify that I have complied with all the terms of the Employment Agreement signed by me, including the reporting of any inventions and original works of authorship (as defined therein), conceived or made by me (solely or jointly with others) covered by that agreement.

I further agree that, in compliance with the Employment Agreement, I will preserve as confidential all Company Confidential Information and Associated Third Party Confidential Information including trade secrets, confidential knowledge, data or other proprietary information relating to products, processes, know-how, designs, formulas, developmental or experimental work, computer programs, data bases, other original works of authorship, customer lists, business plans, financial information or other subject matter pertaining to any business of the Company or any of its employees, clients, consultants or licensees.

I further agree that I shall comply with the terms of the Non-Competition Agreement between me and the Company dated                                .

After leaving the Company’s employment, I will be employed by                                  in the position of:                                 .

Signature of employee

Print name

Date

Address for Notifications:

Exhibit C

LIMELIGHT NETWORKS, INC.

CONFLICT OF INTEREST GUIDELINES

It is the policy of Limelight Networks, Inc. to conduct its affairs in strict compliance with the letter and spirit of the law and to adhere to the highest principles of business ethics. Accordingly, all officers, employees and independent contractors must avoid activities which are in conflict, or give the appearance of being in conflict, with these principles and with the interests of the Company. The following are potentially compromising situations which must be avoided. Any exceptions must be reported to the President and written approval for continuation must be obtained.

1. Revealing confidential information to outsiders or misusing confidential information. Unauthorized divulging of information is a violation of this policy whether or not for personal gain and whether or not harm to the Company is intended.

2. Accepting or offering substantial gifts, excessive entertainment, favors or payments which may be deemed to constitute undue influence or otherwise be improper or embarrassing to the Company.

3. Participating in civic or professional organizations that might involve divulging confidential information of the Company.

4. Initiating or approving personnel actions affecting reward or punishment of employees or applicants where there is a family relationship or is or appears to be a personal or social involvement.

5. Initiating or approving any form of personal or social harassment of employees.

6. Investing or holding outside directorship in suppliers, customers, or competing companies, including financial speculations, where such investment or directorship might influence in any manner a decision or course of action of the Company.

7. Borrowing from or lending to employees, customers or suppliers.

8. Acquiring real estate of interest to the Company.

9. Improperly using or disclosing to the Company any proprietary information or trade secrets of any former or concurrent employer or other person or entity with whom obligations of confidentiality exist.

10. Unlawfully discussing prices, costs, customers, sales or markets with competing companies or their employees.

11. Making any unlawful agreement with distributors with respect to prices.

12. Improperly using or authorizing the use of any inventions which are the subject of patent claims of any other person or entity.

13. Engaging in any conduct which is not in the best interest of the Company.

Each officer, employee and independent contractor must take every necessary action to ensure compliance with these guidelines and to bring problem areas to the attention of higher management for review. Violations of this conflict of interest policy may result in discharge without warning.